SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2005

FORRESTER RESEARCH, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	000-21433	04-2797789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 613-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index appears on Page 4

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
SIGNATURE
Exhibit Index
Ex-99.1 Press Release dated April 27, 2005

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The information contained in this current report on Form 8-K is furnished pursuant to Item 2.02 of Form 8-K “Results of Operations and Financial Condition”. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of Forrester Research, Inc. with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

     On April 27, 2005, Forrester Research, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2005, the full text of which is attached hereto as Exhibit 99.1.

     Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes the following:

     Amortization of acquisition-related intangibles — we exclude the non-cash effect of the amortization of acquisition-related intangibles from our pro forma results in order to more consistently present our ongoing results of operations.

     Impairments of non-marketable securities and gains from sales of marketable securities — we have consistently excluded both one-time gains and one-time write-offs related to our investments in non-marketable securities and sales of marketable securities from our pro forma results in order to keep quarter over quarter comparisons consistent.

     Reorganization costs — we exclude reorganization costs in order to present a consistent basis for quarterly comparisons and to more consistently present our results of operations.

     However, these measures should be considered in addition to, not as a substitute for, or superior to, operating income or other measures of financial performance prepared in accordance with generally accepted accounting principles as more fully discussed in our financial statements and filings with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By:	/s/ WARREN HADLEY
Name:	Warren Hadley
Title:	Treasurer and Chief Financial Officer

Dated: April 27, 2005

Exhibit Index

Exhibit	Description	Page

99.1	Press Release dated April 27, 2005.	5